Exhibit 99.1

For Immediate Release
Nov. 1, 2005

Contacts:
Mark Barnett, Investor Relations
614-677-5331
barnetj5@nationwide.com

Jeff Botti, Media Relations
614-249-6339
bottij@nationwide.com

Nationwide Financial announces

election of 2 top executives

Carter to lead sales; Frommeyer elected CFO

COLUMBUS, Ohio — Nationwide Financial Services (NYSE: NFS) today announced the election of two top executives:

•

John L. Carter becomes president of Nationwide Financial Distributors, Inc., replacing Richard A. Karas, who announced his retirement earlier this year. Carter joins Nationwide from Prudential Investments Platform Distribution, where he was executive vice president. He also will serve as senior vice president of non-affiliated sales for Nationwide Financial. His election will be effective Nov. 28.

•

Timothy Frommeyer becomes senior vice president and chief financial officer, effective immediately. He was previously vice president and chief actuary. In his new role, he replaces M. Eileen Kennedy, who becomes global chief financial officer for Gartmore, a subsidiary of Nationwide Financial’s parent company, Nationwide Mutual Insurance Company.

“These appointments represent a significant step forward for Nationwide Financial,” said President and chief operating officer Mark R. Thresher. “John brings the right background and skills to help us continue to transform our sales organization and build on the solid foundation established by Rick Karas. At the same time, we are fortunate to have someone of Tim’s caliber help ensure a smooth transition into the CFO role as Eileen moves to Gartmore.”

In his new role, Carter will lead a broad wholesale distribution force that works with financial institutions, independent broker dealers, regional firms, and wirehouses. He will be responsible for managing relationships with major accounts for all of Nationwide Financial’s products and services. He also will establish consistent sales processes and a common sales operation infrastructure across distribution channels and business segments.

Carter, who was with Prudential Financial since 1999, was responsible for managed accounts distribution through all channels and during his tenure oversaw sales of Prudential mutual funds,

Investments    Retirement     Insurance             www.nationwide.com             One Nationwide Plaza Columbus, OH 43215-2220

variable annuities, and managed accounts through Prudential’s financial advisors, agents and third-party financial professionals.

Carter began his career with Paine Webber in 1985 as an investment executive, moved to Fahnestock & Co. in 1989 in institutional sales, and served as a national consultant for Corporate Network Brokerage Service, all in the Kansas City area.

He joined Kidder Peabody Asset Management in 1992 as vice president of sales, and became divisional sales vice president for Paine Webber Investment Consulting in 1995 after its purchase of Kidder.

Carter holds a B.S. degree in business administration/finance from the University of Missouri.

Frommeyer, in his new role, is responsible for the Company’s financial operations and reporting, capital management, planning, resource allocations, investor relations and risk management, including the actuarial function.

He began his career with Nationwide Financial in 1986 as an actuarial student and rose through positions of increasing responsibility, including three years as CFO in the public-sector retirement plans business. Since May 2004, he has served as chief actuary for Nationwide Financial, responsible for risk management, actuarial, and product development for a wide array of financial services products, including fixed and variable annuities, traditional and universal life insurance products, as well as various retirement plans.

Frommeyer is a mathematics graduate of Xavier University and a fellow of the Society of Actuaries.

About Nationwide Financial

Columbus-based Nationwide Financial is the holding company for the domestic retirement savings operations of Nationwide, which owns 63 percent of the outstanding common shares of NFS. The major operating subsidiary of NFS is Nationwide Life Insurance Company. To obtain investor materials, including the Company’s 2004 annual report to shareholders, Form 10-K and other corporate announcements, visit the investor relations portion of Nationwide Financial’s Web site at www.nationwidefinancial.com.

Nationwide Financial is part of the Nationwide group of companies, which offers diversified insurance and financial services. The group is led by Nationwide Mutual Insurance Company, which is ranked No. 99 on the Fortune 100 based on 2004 revenue1.

Nationwide and the Nationwide Framemark are federally registered service marks of Nationwide Mutual Insurance Company. On Your Side is a service mark of Nationwide Mutual Insurance Company.

- ### -

[1]	Fortune Magazine, April 2005

Investments Retirement Insurance www.nationwide.com One Nationwide Plaza Columbus, OH 43215-2220